Exhibit 10.51

Disclosure Schedule
to
Share Exchange Agreement

These disclosure schedules are annexed to and made a part of the Share Exchange Agreement (the "Agreement"), dated as of October 6, 2010, by and among BTHC XV, Inc., a Delaware corporation (the “Acquiror Company”), Halter Financial Investments LP, (the “Acquiror Company Principal Shareholder”), Grand Fountain Capital Holding Limited, Zhang Shanjiu, Li Shikun and Yu Xinbo (collectively, the “Company Shareholder”), and Long Fortune Valley Tourism International Limited, a Cayman Islands company (the “Company”).

Any capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.  Each reference to an agreement, contract, list, instrument or other matter listed in these Schedules shall be deemed to incorporate herein such referenced item in its entirety and the terms thereof.  Each reference in a Schedule to another Schedule shall be deemed to incorporate the agreement, contract, list, instrument or other matter disclosed on the face of such referenced Schedule in its entirety.  Where any representation or warranty contained in the Agreement is limited or qualified by materiality as to the matters to which the representation or warranty is given, the inclusion of any matter in this Disclosure Schedule does not constitute a determination that such matters are material.

Any matter set forth in a Schedule shall also be deemed a disclosure for purposes of any other Sections or Schedules in the Agreement to which it may relate if it is reasonably apparent on its face that such disclosure pertains to such other Sections or Schedules in the Agreement.  Headings have been inserted on the separate Schedules for convenience of reference only and shall not have the effect of amending or changing the content or meaning of the Section as set forth in the Agreement.

Schedule 2.1
Acquiror Company Shares

Company Shareholder	Acquiror Company Shares

Grand Fountain Capital Holding Limited	7,856,081
Zhang Qian	4,968,971
Zhang Shanjiu	3,780,739
Li Shikun	491,005
Yu Xinbo	88,381

Total Acquiror Company Shares	17,185,177

Schedule 4.1
Organization and Qualification

Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

1. Long Fortune Valley Tourism International Limited

2. Rich Valley Capital Holding Limited

3. Long Fortune Valley Tourism International Limited,

4. Shandong Long Kong Travel Management Co., Ltd.

Schedule 4.2(a)
Subsidiaries

1. A true and correct organizational chart of the Company and its Subsidiaries is as follows:

2. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, nonassessable and free of preemptive and similar rights to subscribe for or purchase securities.

Schedule 4.2(d)
Long Kong Travel

1. The names of the users of two pieces of state-owned land respectively under number沂国用（2006）第174号and 沂国用（2006）第175号 were registered as沂水县地下大峡谷旅游区管理委员会, a name different from Long Kong Travel. We confirm that the two names are two different names of Long Kong Travel. Details thereof please see “Schedule 4.14 Title to and Condition of Properties”.

2. Long Kong Travel has leased certain amount of rural lands from villagers around the area where it’s located for daily operation. Of which, about 410 Mu or 274,000 square meters may have not been approved by 2/3 of the villager meeting or villager representatives of the villages where the rural lands are belonged to and reported to the township authorities thereof as required by the PRC laws. Details thereof please see “Schedule 4.14 Title to and Condition of Properties”.

3. The Company and its Subsidiaries use the trademark 地下大峡谷（word）with registration No. 3256270 during their operations without a licensing agreement with the registrant of the trademark, who is a connected company of the Company. Details thereof please see “Schedule 4.14 Title to and Condition of Properties”.

4. Long Fortune Valley Limited, the former investor of Long Kong Travel, has not fully paid in the consideration for the equity purchase to Long Kong Travel’s former PRC citizen shareholders. According to the equity purchase agreements thereof, Long Fortune Valley Limited is committed to pay RMB14.20 million to the transferors, but so far it has only paid RMB11.90 million therein.

Schedule 4.7
Capitalization of the Company

1. Below is the authorized capital stock of the Company as of the Closing Date:

Name of Shareholders	Number of Shares	Percentage of the Capital Share

Grand Fountain Capital Holding Limited	800	45.7%
Zhang Qian	506	28.9%
Zhang Shanjiu	385	22.0%
Li Shikun	50	2.9%
Yu Xinbo	9	0.5%

2. All outstanding shares of the Company’s capital stock issued are free of pre-emptive rights.

Schedule 4.8
Capitalization of the Non-PRC Subsidiaries

1. Below is the authorized capital stock of Rich Valley Capital as of the Closing Date:

Name of Shareholders	Number of Shares	Percentage of the Capital Share
The Company	1	100%

2.  Below is the authorized capital stock of Long Fortune Valley as of the Closing:

Name of Shareholders	Number of Shares	Percentage of the Capital Share
Rich Valley Capital	10,000	100%

Schedule 4.8
Capitalization of the PRC Subsidiary

1. Below is the authorized capital stock of Long Kong Travel as of the Closing Date:

Name of Shareholders	Number of Shares (Registered Capital in RMB)	Percentage of the Capital Share
Long Fortune Valley	8,000,000	100%

Schedule 4.11
Compliance with Laws and Other Instruments

1. Since 2009, Long Kong Travel has made loans up to RMB 41 million to Yishui Underground Yingguang Lake Tourism Co., Ltd., details thereof are below:

Singing Date	Amount (RMB, 10 thousand)	Interest Rate and Fee	Term	Way of Guarantee
2009.3.27	200	The rate is the same as that during that period of the bank and the fee is 15‰ of the loan	2009.3.27- 2009.12.16	Collection right of admission incomes of Yingguang Lake
2009.7.26	200	The rate is the same as that during that period of the bank and the fee is 15‰ of the loan	2009.7.31- 2010.4.30	Collection right of admission incomes of Yingguang Lake
2009.8.16	1000	Monthly rate is 8‰	2009.8.16- 2009.12.15	None
2009.11.24	1500	The rate is the same as that during that period of the bank and the fee is 15‰ of the loan	2009.11.27- 2010.11.27	Collection right of admission incomes of Yingguang Lake
2009.11.26	1200	Monthly rate is 8‰	2009.11.30- 2010.11.29	None

2. Long Kong Travel has not contributed for the housing fund (住房公積金) for all of their staff as required by the relevant PRC law.

Schedule 4.13
Brokers or Finders

There are no brokers or Finders.

Schedule 4.14
Title to and Condition of Properties

1.    Currently Long Kong Travel owns or leases properties as follows:

(a) State-owned Land

Long Kong Travel uses certain state-owned land for operations:

	User	No. of Usage Certificate	Location	Issuance date of Cert.	Term	Area (square meters)	type	Usage	Mortgage
1	山东龙岗旅游集团有限公司	沂国用（2007）第230号	姚店子镇后武家庄村以北	Sept. 14, 2007	July 6, 2047	2545	Transfer	tourism	mortgaged
2	沂水县地下大峡谷旅游区管理委员会	沂国用（2006）第175号	姚店子镇后武家庄村以北	Dec. 31, 2006	Dec. 29, 2036	2319	Transfer	tourism	none
3	沂水县地下大峡谷旅游区管理委员会	沂国用（2006）第174号	姚店子镇后武家庄村以北	Dec. 31, 2006	Dec. 29, 2036	2067	Transfer	tourism	none

The names of the users of two pieces of state-owned land respectively under number沂国用（2006）第174号and 沂国用（2006）第175号 were registered as沂水县地下大峡谷旅游区管理委员会, a name different from Long Kong Travel. We confirm that the two names are two different once-used names of Long Kong Travel.

The name of the user under沂国用（2007）第230号 is the former name of Long Kong Travel.

(b) Leased land

Long Kong Travel has leased certain amount of rural lands, about 1175 Mu or 78,370 square meters, from villagers around the area where it’s located for daily operation. Of which, about 410 Mu or 274,000 square meters may have not been approved by 2/3 of the villager meeting or villager representatives of the villages where the rural lands are belonged to and reported to the township authorities thereof as required by the PRC laws.

(c) Properties

Owner	No. of Cert.	Location	Area (Square Meter)	Mortgage status
山东龙岗旅游集团有限公司	房权证沂房字第148860045号	沂水县姚店子镇海子村	3261.65	Mortgaged
The name of the owner is the former name of Long Kong Travel.

(d) Intellectual Properties

Except for trademarks listed below, the Company does not owns any other intellectual properties:

i.	Registered trademarks

Registrant	Trademark	Registration No.	Class	Term
山东地下大峡谷旅游开发有限公司	沂蒙地下奇観(word)	4085159	39	July 14, 2007- July 13, 2017
山东地下大峡谷旅游开发有限公司	沂蒙地下奇観（word）	4085162	41	July 14, 2007-July 13, 2017
山东地下大峡谷旅游开发有限公司	红嫂（figure +word）	4085161	40	Sept. 28, 2007- Sept. 27, 2017
山东地下大峡谷旅游开发有限公司	红嫂（figure +word）	4085160	26	Nov. 28, 2007-Nov. 27, 2017
The name of the registrant is the former name of Long Kong Travel.

ii.	Trademarks under application

	Applicant	Trademark	Application No.	Class	Application Date	Status
1	山东龙岗旅游集团有限公司	LONGON（word）	5544256	41
2	山东龙岗旅游集团有限公司	地下河漂流（word）	5658683	41	Oct. 13, 2006	Accepted
3	山东龙岗旅游集团有限公司	地下河漂流（word）	5658684	39	Oct. 13, 2006	Accepted
4	山东龙岗旅游集团有限公司	萤火虫水洞（word）	5658682	41	Oct. 13, 2006	Accepted
5	山东龙岗旅游集团有限公司	仙山圣水（word）	5665535	41	Oct. 17, 2006	Accepted
6	山东龙岗旅游集团有限公司	天马岛（word）	6049290	41	May 14, 2007	Accepted
7	山东龙岗旅游集团有限公司	天马岛（word）	6049291	39	May 14, 2007	Accepted
8	山东龙岗旅游发展有限公司	天湖（word）	7655352	41	Aug. 28, 2009	Accepted

9	山东龙岗旅游发展有限公司	溶洞第一漂（word）	7655288	41	Aug. 28, 2009	Accepted
10	山东龙岗旅游发展有限公司	龙岗（word）	7655256	39	Aug. 28, 2009	Accepted
11	山东龙岗旅游发展有限公司	龙岗（word）	7655273	41	Aug. 28, 2009	Accepted
12	山东龙岗旅游发展有限公司	（figure）	8072991	41	Feb. 11, 2010	Accepted
13	山东龙岗旅游发展有限公司	LONGONTOUR（word）	8072990	41	Feb. 11, 2010	Accepted
14	山东龙岗旅游发展有限公司	LONGONTOUR（word）	8072983	39	Feb. 11, 2010	Accepted

The names of the applicants are the former names of Long Kong Travel.

iii.	Trademarks under use
Registrant	Trademark	No. of Registration	Class	Term
山东善久青铜工艺品有限公司	地下大峡谷（word）	3256270	39	Feb. 28, 2004-Feb. 27, 2014

The registrant of the above trademark is a connected company of the Company. The Company and its Subsidiaries use the trademark during the operations without a licensing agreement.

Schedule 4.15
No Undisclosed Events

(a)            Loans between Enterprises

 Since 2009, Shandong Long Kong Tourism Management Co., Ltd. (“Long Kong”), the Company’s Sole PRC subsidiary, has made loans up to RMB 41 million to Yishui Underground Yingguang Lake Tourism Co., Ltd., details thereof are below:

Singing Date	Amount (RMB, 10 thousand)	Interest Rate and Fee	Term	Way of Guarantee
2009.3.27	200	The rate is the same as that during that period of the bank and the fee is 15‰ of the loan	2009.3.27- 2009.12.16	Collection right of admission incomes of Yingguang Lake
2009.7.26	200	The rate is the same as that during that period of the bank and the fee is 15‰ of the loan	2009.7.31- 2010.4.30	Collection right of admission incomes of Yingguang Lake
2009.8.16	1000	Monthly rate is 8‰	2009.8.16- 2009.12.15	None
2009.11.24	1500	The rate is the same as that during that period of the bank and the fee is 15‰ of the loan	2009.11.27- 2010.11.27	Collection right of admission incomes of Yingguang Lake
2009.11.26	1200	Monthly rate is 8‰	2009.11.30- 2010.11.29	None

(b)           Housing Fund

Long Kong has not contributed for the housing fund (住房公積金) for all of their staff as required by the relevant PRC law..

(c)           Payment of Equity Purchase Consideration

Long Fortune Valley Limited, the former investor of Long Kong, has not fully paid in the consideration for the equity purchase to Long Kong’s former PRC citizen shareholders. According to the equity purchase agreements thereof, Long Fortune Valley Limited is committed to pay RMB14.20 million to the transferors, but so far it has only paid RMB11.90 million therein.

(d)           Registration of Offshore Investment

Three shareholders of the Company are PRC citizens, who still need to complete their offshore investment registrationss with the State Administration of Foreign Exchange or its local counterparts pursuant to PRC laws and regulations.

(e)           Usage Titles of Lands

The names of the users of two pieces of state-owned land respectively under number沂国用（2006）第174号and 沂国用（2006）第175号 were registered as沂水县地下大峡谷旅游区管理委员会, a name different from Long Kong Travel. We confirm that the two names are two different once-used names of Long Kong Travel.

(f)           Consent upon Leased Rural Land

We have leased certain amount of rural lands from villagers for our daily operation, of which, about 410 Mu or 274,000 square meters may have not been approved by 2/3 of the villager meeting or villager representatives of the villages where the rural lands are belonged to and reported to the township authorities thereof as required by the PRC laws.

(g)           Use of Trademark

The Company and its Subsidiaries use the trademark 地下大峡谷（word）with registration No. 3256270 during their operations without a licensing agreement with the registrant of the trademark, who is a connected company of the Company.

Schedule 4.16
Officers and Directors

1.  Directors of the Company are:
Zhang Shanjiu, Li Shikun and Yu Xinbo

2.  Director of Rich Valley Capital is:
Yu Xinbo

3.  Director of Long Fortune Valley is:
Li Shikun

4.  Directors of Long Kong Travel are:
      Zhang Shanjiu, Yu Xinbo and Pang Haidong

Schedule 5.1
Organization and Qualification

The Acquiror Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.

Schedule 5.7
Solvency

BTHC XV, LLC, which merged with and into the Acquiror Company, together with certain other debtors, filed a joint petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 28, 2003.

Schedule 5.8
Capitalization

The Acquiror Company has 904,483 shares of common stock, par value, $.001 per share, issued and outstanding, which shares represent all of the issued and outstanding securities of the Acquiror Company.

There are no outstanding options, warrants, calls, stock appreciation rights, phantom stock or similar rights with respect to any securities of the Acquiror Company, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other securities or contracts that could require the Acquiror Company to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any securities convertible into, exchangeable for or carrying a right or option to purchase shares of capital stock or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of securities or that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and right occurring in respect of holders of the capital stock of the Acquiror Company.

Schedule 5.13
No Brokers or Finders

No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Acquiror Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

Schedule 5.14
Absence of Undisclosed Liabilities

The Acquiror Company has no indebtedness, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due).  Any and all debts, obligations or liabilities with respect to directors and officers of the Acquiror Company will be cancelled prior to the closing of the Share Exchange.

Schedule 5.15
No Operations

Except for its agreement with Securities Transfer Corp. pursuant to which said entity agrees to serve as the Acquiror Company’s stock transfer agent, since its formation, the Acquiror Company has not conducted any business, nor is it a party to any agreement or contract, whether written or oral, except for this Agreement and each of the other Transaction Documents.

Schedule 5.16
Insurance

The Acquiror Company does not maintain any policy of insurance.

Schedule 5.17
Changes

No matters to disclose.

Schedule 5.20
Employees

The Acquiror Company has no employees, independent contractors or other Persons providing services to it.

Schedule 5.21
Officers and Directors

Timothy P. Halter is the sole officer and director of the Acquiror Company.

Schedule 5.31
Interested Party Transactions

No officer, director or principal stockholder of the Acquiror Company or any Affiliate or “associate” (as such term is defined in Rule 405 of the Commission under the Securities Act) of any such Person, has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Acquiror Company, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish the Acquiror Company any goods or services; (b) a beneficial interest in any contract or agreement to which the Acquiror Company is a party or by which it may be bound or affected; or (c) any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the Acquiror Company’s business.

Schedule 5.33
Bank Accounts and Safe Deposit Boxes

The Acquiror Company does maintain a bank account or safety deposit box.

Schedule 5.36
SEC Documents; Financial Statements

The Acquiror Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

Schedule 5.41
Business Records and Due Diligence

The Acquiror Company delivered to the Company all records and documents relating to the Acquiror Company which the Acquiror Company possesses, including, without limitation, books, records, government filings, Tax Returns, Organizational Documents, corporate records, stock records, consent decrees, orders, and correspondence, director and shareholder minutes, resolutions and written consents, stock ownership records, financial information and records, and other documents used in or associated with the Acquiror Company.

Schedule 5.51
Investor Status

The principal address of the Acquiror Company Principal Shareholder is 174 FM 1830, Argyle, Texas 76226.